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                                                                 EXHIBIT 3.65(a)

[SEAL]

     CERTIFICATE OF CORRECTION FILED TO CORRECT A CERTAIN ERROR IN THE CERTIFICATE OF INCORPORATION OF OLWENS-BROCKWAY GLASS CONTAINER TRADING COMPANY FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON MARCH 10, 1994

          OLWENS-BROCKWAY GLASS CONTAINER TRADING COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          1. The name of the corporation is OLWENS-BROCKWAY GLASS CONTAINER TRADING COMPANY.

          2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on March 10, 1994, and that said certificate requires correction as permitted by subsection (F) of section 103 of The General Corporation Law of the State of Delaware.

          3. The inaccuracy or defect of said certificate to be corrected is as follows:

          The name in the Heading and Article 1. was incorrectly set forth as follows: OLWENS-BROCKWAY GLASS CONTAINER TRADING COMPANY.

          4.   The Heading of the Certificate is corrected to read as follows:

                          CERTIFICATE OF INCORPORATION

                                       OF

                 OWENS-BROCKWAY GLASS CONTAINER TRADING COMPANY

and Article 1. of the certificate is corrected to read as follows:

          1.   The name of the corporation is:

                 OWENS-BROCKWAY GLASS CONTAINER TRADING COMPANY

          IN WITNESS WHEREOF, I the sole incorporator have signed this certificate this 14th day of March, 1994.

                                                        /s/ M. C. Kinnamon
                                                  ------------------------------
                                                        M. C. Kinnamon